EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form F-4 of Advanced Semiconductor Engineering, Inc. and Siliconware Precision Industries Co., Ltd. of our report dated March 23, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Siliconware Precision Industries Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China
December 14, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form F-4 of Advanced Semiconductor Engineering, Inc. and Siliconware Precision Industries Co., Ltd. of our report dated March 23, 2017 relating to the consolidated financial statements of Siliconware Precision Industries Co., Ltd., which appears in Advanced Semiconductor Engineering, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China
December 14, 2017